UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Effective November 15, 2006, Aspen Insurance Holdings Limited (the “Company”) entered into a Replacement Capital Covenant (the “RCC”) in connection with the 7.401% Perpetual Non-Cumulative Preference Shares, issued on November 10, 2006, initially for the benefit of the holders of the Company’s 6.00% senior notes due August 15, 2014 (the “Senior Notes”).

Pursuant to the RCC, the Company is required to redesignate the Covered Debt (as defined in the RCC) when the existing Covered Debt ceases to be Eligible Debt (as defined in the RCC). The Senior Notes ceased to be Eligible Debt effective as of August 15, 2012, because they will mature within two (2) years of such date. Accordingly, the Company has designated the 6.00% senior notes due December 15, 2020 as the Covered Debt in accordance with the terms of the RCC, effective as of August 15, 2012.

The RCC is filed as exhibit 99.1 hereto which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed under Item 8.01 as part of this report:

99.1	Replacement Capital Covenant, dated November 15, 2006, of the Company (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 15, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)

Dated: August 17, 2012	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer

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